Exhibit 23.7 - Consent of Experts



G. BRAD BECKSTEAD
---------------------------
CERTIFIED PUBLIC ACCOUNTANT
                                                            330 E. Warm Springs
                                                            Las Vegas, NV 89119
                                                                   702.257.1984
                                                             702.362.0540 (fax)





November 15, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of November 15, 2002 on the Financial Statements of Sosa, Inc. for the nine months ending September 30, 2001. We hereby consent to the incorporation by reference of said report of Sosa, Inc. on Amendmdent No. 8 to Form SB-2
(File No. 333-48566).

Signed,

/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA

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